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                                                                   Exhibit 99.1

Contact: Doug Guarino       Director of Corporate Relations        781-647-3900
         Duane James        Vice President of Finance

                     INVERNESS MEDICAL INNOVATIONS ANNOUNCES
                                FINANCIAL RESULTS

WALTHAM, MA...JULY 29, 2002...Inverness Medical Innovations, Inc. (AMEX: IMA), a leading provider of women's health and nutritional products and a developer of advanced medical devices, today announced its financial results for the quarter ending June 30, 2002. The Company has also restated reported financial results for the first quarter of 2002 to reflect an adjustment to purchase accounting in connection with its acquisition of Unipath.

INVERNESS MEDICAL INNOVATIONS, INC. WAS FORMED IN MAY 2001 AS A SUBSIDIARY OF INVERNESS MEDICAL TECHNOLOGY, INC. (IMT), AND SUBSEQUENTLY SPLIT-OFF AS AN INDEPENDENT PUBLIC COMPANY AS PART OF A SPLIT-OFF AND MERGER TRANSACTION WHEREBY JOHNSON & JOHNSON ACQUIRED IMT IN NOVEMBER 2001. AS PART OF THE SPLIT-OFF AND MERGER, INVERNESS MEDICAL INNOVATIONS ACQUIRED ALL RIGHTS TO IMT'S WOMEN'S HEALTH, NUTRITIONAL SUPPLEMENT AND CLINICAL DIAGNOSTICS BUSINESSES, AS WELL AS CERTAIN INTELLECTUAL PROPERTY. BECAUSE INVERNESS MEDICAL INNOVATIONS HAD NOT HISTORICALLY BEEN OPERATED OR ACCOUNTED FOR AS A STAND-ALONE BUSINESS, THE RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 DISCUSSED IN THIS PRESS RELEASE REFER TO HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS FOR INVERNESS MEDICAL INNOVATIONS' BUSINESSES WHICH HAVE BEEN CARVED OUT OF IMT 'S FINANCIAL STATEMENTS IN ACCORDANCE WITH THE REQUIREMENTS OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. BECAUSE THE FINANCIAL RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001 HAVE BEEN CARVED OUT OF IMT'S PAST FINANCIAL STATEMENTS, THEY MAY NOT REFLECT WHAT INVERNESS MEDICAL INNOVATIONS' RESULTS OF OPERATIONS, FINANCIAL POSITION AND CASH FLOWS WOULD HAVE BEEN HAD IT BEEN A SEPARATE, STAND-ALONE ENTITY DURING THE THREE AND SIX MONTHS ENDED JUNE 30, 2001.

For the three months ended June 30, 2002, Inverness Medical Innovations reported a net loss, excluding non-recurring and non-cash charges, of $528,000, or $0.06 per basic and diluted share, compared to net income, excluding non-recurring income, of $152,000, or $0.02 per basic and diluted share, for the second quarter of 2001. The non-recurring and non-cash charges for the second quarter of 2002 consist of $1.9 million of unrealized foreign exchange losses against the Euro and Yen, a $24,000 non-cash charge related to stock compensation, non-cash interest expense in the amount of $37,000 related to the amortization of original issue discounts and $217,000 paid by the Company for a litigation settlement.


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There was also $2.3 million of amortization of the discount on preferred stock.
The non-recurring income for the second quarter of 2001 consists of a gain of $739,000 from discontinued operations resulting from the split-off. Giving full effect to these non-recurring and non-cash charges and non-recurring income, the net loss for the second quarter of 2002 was $2.7 million, or $0.58 per basic and diluted share, compared to net income of $891,000, or $0.14 per basic and diluted share, in the second quarter of 2001.

In the second quarter of 2002, the Company had net revenues of $51.7 million, a $40.1 million increase over the net revenues of $11.6 million in the second quarter of 2001. Approximately 90% of total revenues for the second quarter related to consumer products and 10% related to clinical diagnostic products. The majority of the revenue increase was due to the additional revenues contributed by the women's health unit (Unipath) acquired from Unilever on December 20, 2001 and the nutritional supplement unit (IVC) acquired on March 19, 2002.

For the six months ended June 30, 2002, the Company reported a net loss, excluding non-recurring and non-cash charges, of $2.4 million, or $0.30 per basic and diluted share, compared to net income, excluding non-recurring income, of $861,000, or $0.14 per basic and diluted share, for the six months ended June 30, 2001. Giving full effect to non-recurring and non-cash charges and non-recurring income, the net loss for the six months ended June 30, 2002 was $34.1 million, or $4.87 per basic and diluted share, compared to net income of $1.0 million, or $0.16 per basic and diluted share, for the six months ended June 30, 2001.

The loss for the six months ended June 30, 2002 includes a decrease of $881,000, or $0.12 per basic and diluted share, in reported net earnings for the first quarter of 2002 to reflect an adjustment to purchase accounting related to the acquisition of Unipath. The adjustment was made to decrease the inventory provision for Persona that was recorded by Unipath a few years prior to our acquisition.

Net revenues for the six months ended June 30, 2002 were $89.0 million compared to net revenues of $23.1 million for the six months ended June 30, 2001. The majority of the revenue increase was due to the additional revenues contributed by Unipath and IVC.

The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, July 29, 2002, to discuss these results as well as other corporate matters. During the conference call the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company's responses to these questions, as well as other matters discussed


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during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-582-2734 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com or at www.calleci.com. A replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 3402407. The replay will be available until 12:00 midnight Eastern Time on July 31, 2002. An on demand webcast of the call will be available at the Company's website two hours after the end of the call and will be accessible for 30 days through August 28, 2002 at 5 p.m. Eastern Time.


FOR MORE INFORMATION ABOUT INVERNESS MEDICAL INNOVATIONS, PLEASE VISIT OUR WEBSITE AT WWW.INVERNESSMEDICAL.COM.

Inverness Medical Innovations manufactures and sells products for the women's health and nutritional product markets and is engaged in the business of developing, acquiring, manufacturing, and marketing advanced medical device technologies. The Company is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of consumer oriented applications including immuno-diagnostics with a focus on women's health and cardiology. The Company's women's health and nutritional products are distributed to consumers through established retail distribution networks such as Wal-Mart, Walgreens and CVS. The Company is led by the team that took the former Inverness Medical Technology, recently acquired by Johnson & Johnson, to a leadership position in the field of blood glucose monitoring and diabetes self-management, and is headquartered in Waltham, Massachusetts.

This press release contains forward-looking statements. Actual results may differ materially due to numerous factors, including without limitation demand for the Company's products, conditions in the financial markets, the operational integration associated with any past or future acquisition transactions and other risks generally associated with such transactions, the potential market acceptance of the Company's current and future products, the intensely competitive environment in the Company's markets which could reduce the Company's market share or limit its ability to increase market share, the efficacy and safety of the Company's products, the content and timing of submissions to and decisions by regulatory authorities both in the United States and abroad, the ability to manufacture sufficient quantities of product for development and commercialization activities, the ability of the Company to successfully develop and commercialize products, the effect of pending and future legal proceedings on the Company's financial performance and product offerings and the risks and uncertainties described in the Company's periodic reports filed with the Securities and Exchange Commission under the federal securities laws, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001. The Company undertakes no obligation to update any forward-looking statements.

SOURCE: INVERNESS MEDICAL INNOVATIONS


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              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         $000s, except per share numbers


                                                             Three Months Ended June 30,   Six Months Ended June 30,
                                                             ---------------------------  --------------------------
                                                                 2002            2001         2002^         2001
                                                             ------------   ------------  ------------  ------------
Net revenues                                                 $     51,709   $     11,647  $     88,956  $     23,131
Cost of sales                                                      30,307          5,787        48,548        11,767
                                                             ------------   ------------  ------------  ------------
Gross profit                                                       21,402          5,860        40,408        11,364

Operating expenses:
Research and development                                            3,575            356         6,318           655
Selling, general and administrative                                16,881          4,042        33,385         7,733
                                                             ------------   ------------  ------------  ------------
Total operating expenses                                           20,456          4,398        39,703         8,388
                                                             ------------   ------------  ------------  ------------
Operating income                                                      946          1,462           705         2,976
Interest and other expense, net                                      (824)          (559)       (1,910)       (1,010)
Income tax provision                                                 (650)          (751)       (1,156)       (1,105)
                                                             ------------   ------------  ------------  ------------
     Net (loss) income excluding non-recurring charges               (528)           152        (2,361)          861
Non-cash and non-recurring items (*)                               (2,161)           739       (31,784)          158
                                                             ------------   ------------  ------------  ------------
     Net (loss) income                                       $     (2,689)  $        891  $    (34,145) $      1,019
                                                             ============   ============  ============  ============
Non-cash amortization of discount on preferred stock               (2,273)           --         (3,802)          --
     (Loss) income available for common stockholders         $     (4,962)  $        891  $    (37,947) $      1,019

Basic and diluted net (loss) income per common share,
     excluding non-cash and non-recurring items (*)
     and amortization of discount on preferred stock (**)    $      (0.06)  $       0.02  $      (0.30) $       0.14
Basic and diluted net (loss) income per common share (**)    $      (0.58)  $       0.14  $      (4.87) $       0.16
Weighted average common shares - basic and diluted (**)             8,487          6,411         7,788         6,238


* The non-cash and non-recurring items during the three months ended June 30, 2002 consist of (i) a $24,000 non-cash charge related to stock compensation,
(ii) $37,000 in non-cash interest expense related to the amortization of original issue discounts, (iii) $1,883,000 in unrealized foreign exchange loss, and (iv) $217,000 in litigation settlement. The non-cash and non-recurring items during the six months ended June 30, 2002 consist of (i) a $624,000 charge for employer taxes related to the exercises of nonqualified stock options by two key executive officers, (ii) a $24,830,000 non-cash impairment charge related to the goodwill and certain intangible assets of the nutritional business of our subsidiary, Inverness Medical, Inc., which primarily resulted from the adoption of Statement of Financial Accounting Standard Nos. 142 and 144, (iii) a $10,169,000 non-cash charge related to stock compensation, (iv) $2,759,000 in non-cash interest expense related to the amortization of original issue discounts and beneficial conversion features, (v) an $8,506,000 extraordinary gain in connection with the reacquisition of the beneficial conversion feature related to the early extinguishment of certain subordinated debt, (vi) $1,691,000 in unrealized foreign exchange loss, and (vii) $217,000 in litigation settlement.
The non-recurring income during the three and six months ended June 30, 2001 represents a gain of $739,000 and $158,000, respectively, from discontinued operations resulting from the split-off and merger transaction between Inverness Medical Technology, Inc. (former parent) and Johnson & Johnson in November 2001.

**During the three and six months ended June 30, 2002, diluted shares are not used in the calculation of diluted loss per share because inclusion thereof would be antidilutive. During the three and six months ended June 30, 2001, there were no dilutive securities outstanding.

^ the results for the six months ended June 30, 2002 include a decrease of $881,000 or $0.12 per basic and diluted share in reported earnings for the first quarter of 2002 as a result of an adjustment related to the purchase accounting of the Company's acquisition of the Unipath business in December 2001. The adjustment was made to decrease the inventory provision for Persona that was recorded by Unipath a few years prior to our acquisition.

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                      $000s


                                                                          June 30,    December 31,
                                                                            2002          2001
                                                                        ------------  ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                               $     57,122  $     52,024
Accounts receivable, net                                                      29,608        21,576
Inventories                                                                   29,208        14,782
Prepaid expenses and other current assets                                      6,466         6,440
                                                                        ------------  ------------
Total current assets                                                         122,404        94,822

PROPERTY, PLANT AND EQUIPMENT, NET                                            43,712        20,526
GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET                        134,630       160,766
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET                                 3,496         2,407
                                                                        ------------  ------------
Total assets                                                            $    304,242    $  278,521
                                                                        ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of notes payable                                        $      6,332    $   20,819
Other current liabilities                                                     62,583        52,981
                                                                        ------------  ------------
Total current liabilities                                                     68,915        73,800

LONG-TERM LIABILITIES:
Notes payable, net of current portion                                         63,230        57,305
Other long-term liabilities                                                    5,300         5,908
                                                                        ------------  ------------
Total long-term liabilities                                                   68,530        63,213

REDEEMABLE PREFERRED STOCK                                                    54,834        51,894
                                                                        ------------  ------------
TOTAL STOCKHOLDERS' EQUITY                                                   111,963        89,614
                                                                        ------------  ------------
Total liabilities and stockholders' equity                              $    304,242    $  278,521
                                                                        ============  ============

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